Exhibit 99.1

Oclaro Stockholders Approve Merger Agreement with Lumentum

SAN JOSE, CA, July 10, 2018 – Oclaro, Inc. (NASDAQ: OCLR) (“Oclaro”) announced that, based on the vote tally from Oclaro’s Special Meeting of Stockholders held earlier today, Oclaro’s stockholders approved the merger agreement under which Lumentum Holdings Inc. (NASDAQ: LITE) (“Lumentum”) will acquire Oclaro. Stockholders also approved other proposals relating to the transaction.

Approximately 96.2% of voting Oclaro stockholders cast their votes in favor of the proposal to approve the merger agreement, representing approximately 65.6% of Oclaro’s outstanding common stock as of the record date for the Special Meeting of Stockholders.

Greg Dougherty, Oclaro CEO, commented, “Today our stockholders voted overwhelmingly to approve the combination of Oclaro and Lumentum. Together, we will be an even stronger player in fiber optic components and modules for high-speed communications and a market leader in 3D sensing. We are excited and optimistic about the opportunities this creates for all of our stakeholders, including stockholders, employees, customers and partners.”

The parties continue to expect the transaction to close in the second half of 2018, subject to receipt of regulatory approval in China and satisfaction of customary closing conditions.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of innovation in laser technology and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization, and other bandwidth-intensive applications. For more information, visit http://www.oclaro.com/ or follow on Twitter at @OclaroInc.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Oclaro’s expectations, strategy, plans or intentions. Oclaro’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to: the risk that the transaction does not close, due to the failure of one or more conditions to closing or the failure of the businesses (including personnel) to be integrated successfully after closing; the risk that synergies and non-GAAP earnings accretion will not be realized or realized to the extent anticipated; uncertainty as to the market value of the Lumentum merger consideration to be paid in the merger; the risk that required governmental approvals of the merger (including China antitrust approval) will not be obtained or that such approvals will be delayed beyond current expectations; the risk that following this transaction, Lumentum’s financing or operating strategies will not be successful; litigation in respect of either company or the merger; and disruption from the merger making it more difficult to maintain customer, supplier, key personnel and other strategic relationships.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described under the caption “Risk Factors” and elsewhere in our filings with the SEC, including the Proxy Statement/Prospectus, dated as of May 31, 2018, for the Special Meeting of Stockholders, filed on Schedule 14, our Annual Report on Form 10-K for the year ended July 1, 2017, which was filed with the SEC on August 18, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 8, 2018 and in the documents which are incorporated by reference therein. The forward-looking statements in this communication are based on information available to Oclaro as of the date hereof, and Oclaro disclaims any obligation to update any forward-looking statements, except as required by law.

Oclaro Investor Relations Contact:

Jim Fanucchi

Darrow Associates, Inc

(408) 404-5400

ir@oclaro.com